Exhibit 4.15.13



                                 AMENDMENT NO. 2
                    TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT


     AMENDMENT NO. 2 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT ("this Amendment"), dated as of April 28, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies' Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, General Electric Capital Corporation, as syndication agent, and Wachovia Bank, National Association and Wells Fargo Foothill, LLC, as co-documentation agents, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement, including, without limitation, to permit certain asset dispositions described in the letter (the "Asset Disposition Letter"), dated March 24, 2006, from Foamex to Bank of America, N.A. and Silver Point Finance, LLC (a copy of which letter is attached as Exhibit A hereto);

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1 Each of the Lenders hereby consents to the terms and provisions of the Asset Disposition Letter and agrees that the Credit Agreement is amended to permit the dispositions of assets described in the Asset Disposition Letter on the terms (including, without limitation, the sale treatment, mandatory prepayment and application of disposition proceeds terms) described therein. Without limitation of the foregoing, (i) Section 3.4 of the Credit Agreement is amended to conform to the mandatory prepayment and application of disposition proceeds terms of the Asset Disposition Letter (including, in the case of dispositions of Equipment described in the third paragraph of the Asset Disposition Letter, the exclusion of such dispositions from the mandatory prepayment requirement in Section 3.4(a) of the Credit Agreement as provided in clause (i) of the second parenthetical of such Section 3.4(a)) and (ii)

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the assets  described in the second  paragraph of the Asset  Disposition  Letter shall be Specified Assets and the disposition thereof shall be treated as dispositions under Section 7.11(xii) of the Credit Agreement.

     2.2 Section 5.2 of the Credit Agreement is amended by (i) deleting the words "its chief financial officer" in the last sentence of each of clauses (b) and (c) thereof and substituting therefor the words "its chief financial officer or treasurer or another officer of Foamex acceptable to the Administrative Agent" and (ii) deleting the words "the chief financial officer of Foamex" where used in clause (e) thereof and substituting therefor the words "the chief financial officer or treasurer of Foamex or another officer of Foamex acceptable to the Administrative Agent".

     2.3 Each of the Lenders hereby agrees that, notwithstanding Schedule 7.24 to the Credit Agreement, for purposes of Section 7.24 of the Credit Agreement cumulative net cash flow for any fiscal period of Foamex shall be defined to be the sum of the change in the balance of the line items captioned as 1) Cash and Cash Equivalents and 2) Revolving Credit Borrowings on the consolidated balance sheets of Foamex and its consolidated Subsidiaries as at the first and last days of such fiscal period, as those changes represent an increase or decrease in cash flow.

     2.4 The definition of "Applicable Margin" in Annex A to the Credit Agreement is amended in its entirety to read as follows:

          "Applicable Margin" means

          (a)  with  respect  to  Base  Rate  Revolving   Loans  and  all  other
          Obligations (other than LIBOR Rate Revolving Loans), 1.375% (1.00% from and after May 1, 2006); and

          (b) with respect to LIBOR Rate Revolving Loans, 2.875% (2.50% from and after May 1, 2006).

     2.5 The definition of "Borrowing Base" in Annex A to the Credit Agreement is amended in its entirety to read as follows:

          "Borrowing Base" means, with respect to a Borrower or Foamex Canada, at any time, an amount equal to (a) the sum of (A) up to eighty-five (85%) of the Net Amount of Eligible Accounts of such Borrower or Foamex Canada, as the case may be; plus (B) up to the lesser of (i) seventy percent (70%) of the value of Eligible Inventory of such Borrower or Foamex Canada, as the case may be, valued at the lower of cost (on a first-in, first-out basis) or market and (ii) eighty-five percent (85%) of the Orderly Liquidation Value of Eligible Inventory of such Borrower or Foamex Canada, as the case may be; plus (C) up to an amount equal to fifty percent (50%) of the undrawn amount of all Letters of Credit issued solely to support the payment by such Borrower or Foamex Canada, as the case may be, of the purchase price of inventory purchased by such Borrower or Foamex Canada, as the case may be, in the ordinary course of its business that has not yet been delivered to such Borrower or Foamex Canada, as the case may be, but in any event without duplication of any inventory included in


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     the calculation of clause (B) above;  plus (D) in the case of Foamex, up to an amount equal to (i) the lesser of (x) $42,000,000 and (y) the Fixed Assets Value minus (ii) $1,312,500 on the first Business Day of Foamex's April 2006 fiscal month and an additional $1,312,500 on the first Business Day of each of Foamex's July, October, January and April fiscal months thereafter; minus (b) Permanent Reserves established against such Borrower or Foamex Canada, as the case may be, and other Reserves from time to time established by the Administrative Agent in its reasonable credit judgment with respect to such Borrower or Foamex Canada, as the case may be; provided, that the aggregate Revolving Loans and Letters of Credit advanced or issued against Eligible Inventory and Eligible Accounts of Foamex Canada shall not exceed $25,000,000.

     2.6 The Borrower, the Administrative Agent and each of the Lenders agree that (1) the sum of (x) the aggregate undrawn amount of all merchandise Letters of Credit plus, without duplication, (y) the aggregate unpaid reimbursement obligations with respect to all merchandise Letters of Credit shall not at any time exceed $10,000,000 and (2) the Administrative Agent shall not have any obligation to issue or cause to be issued any merchandise Letter of Credit or to provide Credit Support for any merchandise Letter of Credit if doing so would result in a violation of clause (1) above.

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions precedent are satisfied:

     3.1  Counterparts  of  this  Amendment   executed  by  the  Borrower,   the
Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Term Loan B Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3 The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Term Loan B Agreement, consenting to this Amendment and providing for amendments to the Term Loan B Agreement consistent with the amendments herein contemplated (other than the amendments contemplated in Sections 2.4 and 2.6 above), which amendment shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND TERM LOAN B AGREEMENT.

     4.1 Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.


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     4.2  Each  of the  Lenders,  by its  signature  to this  Amendment,  hereby consents to the amendment to the Term Loan B Agreement, a copy of which is attached as Exhibit B hereto.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                             "BORROWER"


                             FOAMEX L.P., a Debtor and Debtor-in-Possession

                             By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                   By:     /s/ George L. Karpinski
                                           --------------------------------
                                   Title:  Vice President
                                           --------------------------------


                             "GUARANTORS"


                             FOAMEX L.P., a Debtor and Debtor-in-Possession

                             By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                   By:     /s/ George L. Karpinski
                                           --------------------------------
                                   Title:  Vice President
                                           --------------------------------


                             FMXI, INC., a Debtor and Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------


                             FOAMEX INTERNATIONAL INC., a Debtor and
                             Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Senior Vice President
                                     -------------------------------------

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                             FOAMEX CANADA INC., a Debtor Company and
                             Applicant

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Treasurer
                                     -------------------------------------


                             FOAMEX CAPITAL CORPORATION, a Debtor
                             and Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------


                             FOAMEX LATIN AMERICA, INC., a Debtor and
                             Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------


                             FOAMEX MEXICO, INC., a Debtor and Debtor-in-Possession


                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------



                             FOAMEX MEXICO II, INC., a Debtor and Debtor-in Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------


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                             FOAMEX ASIA, INC., a Debtor and Debtor-in-
                             Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------



                             FOAMEX CARPET CUSHION LLC, a Debtor and
                             Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -------------------------------------
                             Title:  Vice President
                                     -------------------------------------



                              "ADMINISTRATIVE AGENT"

                              BANK OF AMERICA, N.A., as the Administrative Agent

                              By:    /s/ William J. Wilson
                                     -------------------------------------
                              Title: Vice President
                                     -------------------------------------


                              "LENDERS"


                              BANK OF AMERICA, N.A.

                              By:    /s/ William J. Wilson
                                     -------------------------------------
                              Title: Vice President
                                     -------------------------------------


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION

                              By:    /s/ Jeffrey Zinn
                                     -------------------------------------
                              Title: Duly Authorized Signatory
                                     -------------------------------------


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                              WACHOVIA BANK, NATIONAL
                              ASSOCIATION

                              By:    /s/ Thomas A. Martin
                                     -------------------------------------
                              Title: Vice President
                                     -------------------------------------


                              WELLS FARGO FOOTHILL, LLC

                              By:    /s/ Juan Barrera
                                     -------------------------------------
                              Title: Vice President
                                     -------------------------------------


                              MERRILL LYNCH CAPITAL, a
                              division of Merrill Lynch
                              Business Financial Services
                              Inc.

                              By:    /s/ James Betz
                                     -------------------------------------
                              Title: Vice President
                                     -------------------------------------


                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By:    /s/ Matthew V. DeFranco
                                     -------------------------------------
                              Title: Assistant Vice President
                                     -------------------------------------




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